Exhibit 10.7

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS (this “Agreement”) is made by and between Fusion-io, Inc. (the “Company”), and James L. Dawson (“Employee”). The Company and Employee are sometimes collectively referred to herein as the “Parties” and individually referred to as a “Party”.

RECITALS

WHEREAS, Employee plans to resign from his employment with the Company effective on October 31, 2013 (“Resignation Date”);

WHEREAS, Employee and the Company previously entered into an Offer Letter, dated April 1, 2009 (the “Offer Letter”) that set forth the terms of Employee’s employment with the Company;

WHEREAS, Employee and the Company previously entered into an Involuntary Termination Severance Agreement, effective August 11, 2010 (the “Severance Agreement”) that provides for certain severance payments and post-termination benefits upon an involuntary termination of Employee’s employment;

WHEREAS, Employee signed an Employee Proprietary Information and Inventions Assignment Agreement with the Company on April 30, 2009 (the “PIIA”);

WHEREAS, Employee received awards of stock options and restricted stock units to acquire the Company’s common stock as set forth on Exhibit A attached hereto (collectively the “Equity Awards”), which are subject to the terms and conditions of the applicable Company equity compensation plan and the applicable award agreements memorializing each such Equity Award (collectively, the “Equity Agreements”);

WHEREAS, in May 2013, Employee received a retention bonus in the amount of $100,000, less applicable withholdings (the “Retention Bonus”), which was subject to a six-month clawback, and repayable by Employee to the Company in the event that the Company terminates Employee’s employment with the Company for cause (as defined in the Severance Agreement) or he resigns from such employment for any reason other than good reason (as defined in the Severance Agreement);

WHEREAS, following the end of the Company’s fiscal year ended June 30, 2013 (“Fiscal 2013”), and consistent with the terms of his commission goal sheet, Employee repaid the Company the full amount of the Fiscal 2013 commissions he received, totaling $172,319.02 (the “Commission Repayment”) because the Company’s results for Fiscal 2013 were below the threshold achievement levels required under the Company’s Executive Incentive Compensation Plan; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment relationship with the Company and the termination of that relationship.

NOW THEREFORE, for good and valuable consideration, including the mutual promises and covenants made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Termination. Employee’s employment with the Company will terminate effective on the Resignation Date.

2. Consideration.

a. Cash Severance. In accordance with Section 3(a)(ii) of the Severance Agreement, the Company agrees to pay Employee cash severance in the total amount of Three Hundred and Ten Thousand Dollars ($310,000), less applicable withholding, at the rate of $25,833.33 per month, less applicable withholding, for a period of twelve (12) months from the Company’s first payroll period following the Effective Date, in accordance with the Company’s regular payroll practices and subject to this Agreement being effective. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Severance Agreement) prior to the date that all payments under this Section 3(a)(ii) are made, any unpaid amounts otherwise payable pursuant to this Section 3(a)(ii) following the Change of Control instead will be paid in a lump sum, less applicable withholding, within thirty (30) days of the Change of Control.

b. COBRA Reimbursements. In accordance with Section 3(a)(iii) of the Severance Agreement, if Employee timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will reimburse Employee for the cost of the COBRA premiums for Employee and his eligible dependents (the “COBRA Premiums”) sufficient to maintain their group health insurance coverage in effect as of the Resignation Date for up to twelve (12) months following the Resignation Date or until Employee and his eligible dependents are covered under another employer’s program, whichever is earlier (the “COBRA Premiums Period”). Reimbursements for COBRA Premiums shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage, with such reimbursement occurring within thirty (30) days of Employee’s submission of said documentation. Notwithstanding the foregoing, if, during the COBRA Premiums Period, the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay to Employee, on the last day of each applicable month, a cash payment equal to the applicable COBRA Premiums for that month (including premiums for Employee and his eligible dependents), subject to applicable tax withholdings (such amount, the “Special Cash Payment”), during the remaining portion of the COBRA Premiums Period. Employee may, but is not obligated to, use such Special Cash Payment toward the cost of COBRA premiums.

c. Tax Reimbursement Payment. The Company agrees to pay Employee an additional cash severance in the total amount of $47,641.63 (“Additional Cash Severance”), which is the amount Employee paid in taxes with respect to commissions he received for the calendar year 2012, commissions which were subject to the Commission Repayment. The Company will pay the Additional Cash Severance, less applicable withholding, to Employee in the first payroll period following the Effective Date.

d. Retention Bonus. The Company and Employee agree that Employee shall be entitled to retain the Retention Bonus and such Retention Bonus shall not be subject to clawback or repayment.

e. Equity Awards. The Company and Employee agree that that Employee’s outstanding Equity Awards will remain subject to the terms and conditions of the Equity Agreements and will continue to vest during the Advisor Term in accordance with the terms of the Equity Agreements.

f. Post-Employment Advisory Services. The Company and Employee desire to provide for the orderly transition of Employee’s services to the Company, and the Company agrees to retain Employee as an Advisor to provide advisory services to the Company (the “Advisory Services”) as an independent contractor pursuant to the terms of the Advisory Agreement attached hereto as Exhibit B (the “Advisory Agreement”). Nothing in this Agreement or the Advisory Agreement shall in any way be construed to constitute Employee as a continuing agent, officer, employee, or representative of the Company after the Resignation Date, but Employee shall perform the services under the Advisory Agreement solely as an independent contractor. The term during which the Advisory Services are provided is hereinafter referred to as the “Advisory Term.”

g. Acknowledgement. Employee specifically acknowledges and agrees that the consideration provided to him hereunder fully satisfies any obligation that the Company had to pay Employee wages or any other compensation for any of the services that Employee rendered to the Company, that the amount paid is in excess of any disputed wage claim that Employee may have, that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Employee has not earned and is not entitled to receive any additional wages or other form of compensation from the Company.

3. Supplemental Release. Upon termination of the Advisory Term, Employee agrees to execute the Supplemental Release attached hereto as Exhibit C. Employee acknowledges and agrees that the continued vesting of the Equity Awards during the Advisory Term is expressly conditioned upon his signing and not revoking the Supplemental Release within the time frame set forth therein.

4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration to be paid in accordance with the terms and conditions of the Employment Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, draws, stock, stock options or other equity awards (including restricted stock unit awards), vesting, and any and all other benefits and compensation due to Employee and that no other reimbursements or compensation are owed to Employee.

5. Release of Claims. Employee agrees that the consideration to be paid in accordance with the terms and conditions described in Section 2 represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation the following:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Business and Professions Code; the California Fair Employment and Housing Act; and the Utah Antidiscrimination Act;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section 5 (the “Release”) shall be and remain in effect in all respects as a complete general release as to the matters released. The Release does not extend to any severance obligations due Employee under the Employment Agreement as memorialized under Section 2 of this Agreement. The Release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 5. Nothing in this Agreement waives Employee’s (i) rights under that certain Indemnification Agreement between the Company and Employee, dated as of June 22, 2010 (the “Indemnification Agreement”), or (ii) rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act, agreement, Certificate of Incorporation or Bylaws of the Company, state or federal law or policy of insurance.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) Employee has at least 21 days within which to consider this Agreement; (c) Employee has 7 days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and delivers it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the Chief Legal Officer of the Company that is received prior to the Effective Date.

7. California Civil Code Section 1542; Release of Unknown Claims. Employee hereby acknowledges and agrees that Employee has been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542 (“Section 1542”), a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In agreeing to provide a general release of any and all claims, including claims that may exist in Employee’s favor that are currently unknown or unsuspected by Employee, Employee hereby expressly waives any rights Employee may have pursuant to Section 1542, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits; No Knowledge of Wrongdoing. Employee represents that that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of its subsidiaries or any other person or entity referred to herein. Zales also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of its subsidiaries or any other person or entity referred to herein. Employee further represents that: (a) he has no knowledge of any wrongdoing by any member of the Company or any of its subsidiaries involving improper or false claims made to a federal or state governmental agency, or any other wrongdoing that involves himself or other present or former employees or directors of the Company or any of its subsidiaries, including any violations of the federal and state securities laws, the Sarbanes-Oxley Act of 2002, the Foreign Corrupt Practices Act of 1977; (b)

based on his knowledge, neither the Company, any of its subsidiaries nor any of the employees, officers or directors of the Company or any of its subsidiaries has made in filing with the U.S. Securities and Exchange Commission (the “SEC”), or any amendments thereto or other document filed with the SEC, any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements made, in the light of the circumstances under such statements were made, not misleading; (c) he is not personally aware of any questionable accounting, internal accounting controls or auditing matters involving the Company or any of its subsidiaries, or any fraudulent acts involving the Company or any of its subsidiaries or any of their employees, officers or directors.

9. Confidential Information. Employee reaffirms and agrees to observe and abide by the terms of the PIIA, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, which agreement shall continue in force.

10. Nonsolicitation; Nondisparagement. Employee reaffirms and agrees to observe and abide by the terms of Sections 4(c) of the Severance Agreement, which set forth restrictions relating to nonsolicitation and nondisparagement following the termination of Employee’s employment. During the Advisory Term and for a period of twelve (12) months following the later of (x) the end of the Advisory Term or (y) the Resignation Date, Employee shall not, directly or indirectly:

(a) solicit, induce or encourage any employee of the Company or any of its subsidiaries to terminate his or her employment with the Company or the Company subsidiary employment him or him or become employed or engaged as a consultant to any other employer or third party;

(b) make any derogatory public statement concerning the business, products, services, intellectual property, financial standing, financial performance, future, the Board or management personnel of the Company or any of its subsidiaries, any employment/compensation/benefit practices of the Company or any of its subsidiaries, or Employee’s employment; or

(c) use or disclose “Confidential Information” (as defined in the PIIA) to induce, attempt to induce or knowingly encourage any Customer (as defined below) to divert any business or income from the Company or any of its subsidiaries, or to stop or alter the manner in which they are then doing business with the Company or any of its subsidiaries.

The term “Customer” shall mean any individual or business firm that is, or within the prior twelve (12) months was, a customer or client of the Company or any of its subsidiaries, whether or not such business was actively solicited by Employee on behalf of the Company or any of its subsidiaries during Employee’s employment with the Company. Nothing in this Section 10 shall prohibit Employee from providing truthful testimony in any legal, administrative or regulatory proceeding and Employee may at all times respond truthfully to a lawfully-issued subpoena, court order, or governmental inquiry or as otherwise may be required by law, provided, however, that upon receiving such lawfully-issued subpoena or court order, Employee shall promptly provide reasonable written notice to the Company and cooperate with the Company to the extent reasonably necessary to protect the confidentiality of any proprietary or trade secret information of the Company or any of its subsidiaries, and the privacy rights of any employee or director.

The provisions in this Section 10 are in addition to the provisions set forth in Section 4(c) of the Severance Agreement, and do not supersede the restrictions set forth in Section 4(c) of the Severance Agreement.

11. Noncompetition.

(a) Employee reaffirms and agrees to observe and abide by the terms of Section 4(b) of the Severance Agreement, which set forth restrictions relating to noncompetition following the termination of Employee’s employment; it being understood that noncompetition restrictions will not apply to Employee while he is residing in California.

(b) During the Advisory Term, Employee shall not accept or engage, directly or indirectly in, any work, consulting, or other services of any kind for any other person or business entity engaged in the Covered Business, without prior written approval by the Company’s Chief Executive Officer. Nothing in this Agreement shall prevent Employee from making or owning, directly or indirectly, any passive investment of up to two percent (2%) of the outstanding securities of any entity engaged in the Covered Business whose equity securities are traded on any national securities exchange. For purposes of this Agreement, the phrase “Covered Business” shall mean the business conducted or demonstrably anticipated to be conducted by the Company as of the Effective Date and at any time during the Advisory Term. The phrase “engage, directly or indirectly” means engaging or having an interest in, directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, shareholder, member, manager, director, officer, employee, independent contractor, capital investor, lender, consultant, advisor or similar capacity, or by lending or allowing his name or reputation to be used in connection with, or otherwise participating in or allowing his skill, knowledge or experience to be used in connection with, the operation, management or control of a business or enterprise engaged in any aspect of the Covered Business, or being connected with or having any financial interest in any business or enterprise engaged in the Covered Business, except for the purposes of performing services on behalf of the Company. Employee acknowledges that the covenants in Section 10 above and this Section 11 are reasonable and necessary to protect the confidential information, trade secrets, goodwill, customer relationships and stable workforces of the Company and its subsidiaries, and Employee’s willingness to comply with such covenants are a material condition to the Company agreeing to enter into the consulting relationship and agreeing to provide and providing the Equity Awards to Employee as set forth in Section 2 of this Agreement. The provisions in this Section 11(b) are in addition to the provisions set forth in Section 4(b) of the Severance Agreement, and do not supersede the restrictions set forth in Section 4(b) of the Severance Agreement.

(c) Notwithstanding anything herein to the contrary, during the period the noncompetition restrictions set forth in Section 4(b) of the Severance Agreement and 11(b) of this Agreement apply, Employee must notify the Company’s Chief Executive Officer within a reasonable period of time prior to the date he accepts a new employment, consulting, advisory or similar position with another company or entity, and confirm whether with such Chief Executive Officer that this new position would be a violation of Section 4(b) of the Severance Agreement or 11(b) of this Agreement.

12. Return of Company Property. Employee acknowledges that he has retained only documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company that will assist him in his Advisory Services (collectively, the “Retained Property”). Notwithstanding, Employee agrees that upon the expiration of the Advisory Term, he will provide to the Company a written verification or certification stating that he has complied with the Company’s request to either return to the Company any Retained Property, or deleted such information from his personal computer or any other storage device that may contain such information, as well as any information stored electronically, in email accounts, or in the cloud. For all Company-owned property in Employee’s possession or control Employee other than the Retained Property (collectively, the “Non-Retained Property”), Employee confirms that he has returned to the Company in good working order all Non-Retained Property, including, but not limited to, all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Employee’s possession or control, as applicable. Employee further confirms that Employee has cancelled all accounts for Employee’s benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts, other than those accounts that are required for Employee to perform the Advisory Services. Employee also confirms that he has delivered all passwords in use by him as of the Resignation Date, a list of any documents that he created or of which he is otherwise aware that are password-protected, along with the password(s) necessary to access such password-protected documents, other than those accounts that are required for Employee to perform the Advisory Services. Employee hereby represents that, other than those materials returned to the Company as described above, he has not retained or cause to be retained, copied or caused to be copied, downloaded or caused to be downloaded, and has not printed out or caused to be printed out, any emails, software, computer disks, presentations/slide decks, sales information, customer information or other documents containing the Company’s confidential, proprietary or trade secret information, or retained any other materials originating with or belonging to the Company or any of its subsidiaries.

13. No Cooperation. Employee agrees to cooperate as reasonably necessary in defense of any actual or potential obligation, claim, demand, judgment, recovery, dispute, lawsuit, subpoena or grievance (collectively “Disputes”) initiated or currently in progress against the Company or any of its subsidiaries, even if he is not named as a party. Such cooperation shall include, without limitation, making himself available, upon reasonable notice, to the Company and its counsel to provide truthful information relating to such Disputes and appearing for depositions, trial, settlement negotiations, or other activities in defense of the Disputes as requested by the Company and/or its counsel. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide any such counsel or assistance.

14. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company or any of its subsidiaries, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or any of its subsidiaries. Employee further agrees not to apply for employment with the Company or any of its subsidiaries.

15. Confidentiality; Nondisclosure. The Parties hereto acknowledge and agree that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement, and any allegations relating to the Company or Employee’s employment with the Company except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

16. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below and without limiting the provisions of Section 20 (including seeking potential injunctive relief thereunder), Employee acknowledges and agrees that any material breach of this Agreement (unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA), or of any provision of the PIIA shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, including the Advisory Agreement, and to obtain damages, except as provided by law. Without limiting the foregoing, if the Company terminates the Advisory Agreement as the result of Employee’s Misconduct (as defined in the Advisory Agreement), or Employee breaches the covenants set forth in Section 10 or Section 11, it will be considered a material breach of this Agreement.

17. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

18. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

19. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

20. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN THE SALT LAKE OR UTAH COUNTIES IN THE STATE OF UTAH, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, INCLUDING THE UTAH RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT

TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Representations. Employee represents that Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24. Entire Agreement. This Agreement (and its exhibits) represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the PIIA, the Indemnification Agreement and the Equity Agreements.

25. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Company’s Chief Executive Officer.

26. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to the choice-of-law provisions. The Utah state courts in Salt Lake County, Utah and/or the United States District Court for the District of Utah, located in Salt Lake City, Utah, shall have exclusive jurisdiction and venue over all controversies relating to or arising out of this Agreement. Employee hereby expressly consents to the exclusive jurisdiction and venue of the state courts in Salt Lake County, Utah and/or the United States District Court for the District of Utah, located in Salt Lake City, Utah for any disputes arising out of or relating to this Agreement.

27. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within 21 days. Each Party has seven days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee expressly acknowledges that:

(a)	Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	Employee is fully aware of the legal and binding effect of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

COMPANY	FUSION-IO, INC.

	By:	/s/ Shane Robison
Name: Shane Robison
Title: Chief Executive Officer

Dated: October 23, 2013

EMPLOYEE	James L. Dawson, an individual

/s/ James L. Dawson
(Signature)

Dated: October 23, 2013

EXHIBIT A

The chart below shows (i) the number of shares subject to each of Employee’s outstanding Equity Awards that are vested and exercisable as of the Resignation Date and (ii) the number of shares subject to each of Employee’s outstanding Equity Awards that are unvested and unexercisable as of the Resignation Date that remain eligible to vest during the Advisory Term in accordance with their terms.

Grant Date	Type of Award	Exercise Price	Number of Shares Vested and Exercisable on Resignation Date	Number of Shares Unvested and Unexercisable on Resignation Date(1)
June 2, 2009	ISO	$0.65	324,038	0
June 2, 2009	NQ	$0.65	20,420	0
January 25, 2011	NQ	$5.12	0	56,771
January 25, 2011	ISO	$5.12	0	43,229
September 30, 2011	NQ	$19.00	104,166	95,834
September 12, 2012	NQ	$28.61	0	60,750
September 12, 2012	RSU	—	0	60,750
August 9, 2013	RSU	—	0	50,000

(1)	Shares remain eligible to vest and become exercisable pursuant to the terms of the Advisory Agreement.

EXHIBIT B

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Advisory Agreement”) is made and entered into as of November 1, 2013 (the “Effective Date”) by and between Fusion-io, Inc., a Delaware corporation with its principal place of business at 2855 East Cottonwood Parkway, Suite 100, Salt Lake City, Utah 84121 (the “Company”), and James L. Dawson, an individual (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Advisor as an independent contractor to perform advisory services for the Company, and Advisor is willing to perform such Services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Services and Compensation

Advisor shall perform the services described in Exhibit 1 (the “Services”) for the Company (or its designee), and the Company agrees to pay Advisor the compensation described in Exhibit 1 for Advisor’s performance of the Services.

2. Confidentiality and Ownership

Advisor agrees that during the Term and for all times thereafter, Advisor will observe and abide by the terms of Employee Proprietary Information and Inventions Assignment Agreement, with the Company on April 30, 2009, (the “PIIA”), specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Advisor further acknowledges and agrees that all references to “employment” or “employ” in paragraphs 2, 3, and 4of PIIA shall be extended to mean Services (as defined in this Agreement). This represents an amendment to the PIIA. The Company acknowledges and agrees that all references to “employment” or “employ” in any provisions entitling Advisor to exercise Equity Awards set forth on Exhibit A to the Separation Agreement shall be extended to include the term “Services.”

Advisor agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Advisory Agreement, the consideration for this Advisory Agreement, and any allegations relating to the Company or Advisor’s Services with the Company except as otherwise provided for in this Advisory Agreement (hereinafter collectively referred to as “Settlement Information”). Advisor agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. Advisor agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

3. Conflicting Obligations

Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services. Advisor will not enter into any such conflicting agreement during the term of this Agreement. Advisor further affirms and acknowledges that Advisor is bound by the terms of Section 10 and 11 of the Separation Agreement and Release between Advisor and the Company, dated October 23, 2013 (the “Separation Agreement”) relating to restrictions on nonsolicitation, noncompetition, and nondisparagement.

4. Term and Termination

(a) Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) the eighteen (18) month anniversary of the Effective Date or (ii) termination as provided in Article 4(b) (the “Term”).

(b) Termination. Either party may terminate this Advisory Agreement at any time for any reason. Notwithstanding the foregoing, if, prior to the eighteen (18)-month anniversary of the Effective Date, Advisor engages in Misconduct, the Company may terminate this Agreement immediately and without prior notice. This agreement shall terminate upon Advisor’s death. “Misconduct” means (i) Advisor’s willful refusal to comply with the lawful requests made of Advisor by the Company’s Chief Executive Officer reasonably related to the Services and the performance of his duties hereunder or (ii) a material breach by Advisor of any material provision of this Agreement, the Separation Agreement, the PIIA, or any other agreement with the Company.

(c) Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:

(i) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Advisor for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Article 1 of this Agreement; and

(ii) Article 2 (Confidentiality and Ownership), Article 3 (Conflicting Obligations), Article 4 (Term and Termination), Article 5 (Independent Contractor; Benefits), Article 6 (Indemnification), Article 7 (Limitation of Liability), Article 8 (Arbitration), and Article 9 (Miscellaneous) will survive termination or expiration of this Advisory Agreement in accordance with their terms.

5. Independent Contractor; Benefits

(a) Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Advisory Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Advisory Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit 1. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Advisory Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

(b) Benefits. The Company and Advisor agree that Advisor will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401(k) participation. If Advisor is reclassified by a state or federal agency or court as the Company’s employee, Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.

6. Indemnification

Advisor agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Advisor or Advisor’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Advisor is not an independent contractor, (iii) any breach by the Advisor or Advisor’s assistants, employees, contractors or agents of any of the covenants contained in this Advisory Agreement, the Separation Agreement, the PIIA, (iv) any failure of Advisor to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Advisor under this Advisory Agreement.

7. Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO ADVISOR OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS ADVISORY AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO ADVISOR UNDER THIS ADVISORY AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

8. Arbitration

THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS ADVISORY AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN THE SALT LAKE OR UTAH COUNTIES IN THE STATE OF UTAH, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, INCLUDING THE UTAH RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO

THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS ADVISORY AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

9. Miscellaneous

(c) Governing Law; Consent to Personal Jurisdiction. The validity, interpretation, construction and performance of this Advisory Agreement shall be governed by the laws of the State of Utah, without regard to the choice-of-law provisions. The Utah state courts in Salt Lake County, Utah and/or the United States District Court for the District of Utah, located in Salt Lake City, Utah, shall have exclusive jurisdiction and venue over all controversies relating to or arising out of this Advisory Agreement. Advisor hereby expressly consents to the exclusive jurisdiction and venue of the state courts in Salt Lake County, Utah and/or the United States District Court for the District of Utah, located in Salt Lake City, Utah for any disputes arising out of or relating to this Advisory Agreement.

(d) Assignability. This Advisory Agreement will be binding upon Advisor’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Advisory Agreement, except as expressly stated. Except as may otherwise be provided in this Advisory Agreement, Advisor may not sell, assign or delegate any rights or obligations under this Advisory Agreement. Notwithstanding anything to the contrary herein, Company may assign this Advisory Agreement and its rights and obligations under this Advisory Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

(e) Entire Agreement. This Advisory Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties with the exception of the PIIA, the Indemnification Agreement and the Separation Agreement. Advisor represents and warrants that he is not relying on any statement or representation not contained in this Advisory Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Advisory Agreement, the terms of this Advisory Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

(f) Headings. Headings are used in this Advisory Agreement for reference only and shall not be considered when interpreting this Advisory Agreement.

(g) Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Advisory Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Advisory Agreement will continue in full force and effect.

(h) Modification, Waiver. No modification of or amendment to this Advisory Agreement, nor any waiver of any rights under this Advisory Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Advisory Agreement will not operate as a waiver of any other or subsequent breach.

(i) Notices. Any notice or other communication required or permitted by this Advisory Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 8(g).

(i)	If to the Company, to:

Fusion-io, Inc.
2855 East Cottonwood Parkway, Suite 100
Salt Lake City, Utah 84121
Attention: Chief Legal Officer

(ii) If to Advisor, to the address for notice on the signature page to this Advisory Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.

(j) Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Advisory Agreement to enforce or interpret the provisions of this Advisory Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

(k) Signatures. This Advisory Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

IN WITNESS WHEREOF, the Parties hereto have executed this Advisory Agreement as of the date first written above.

ADVISOR		FUSION-IO, INC.

By:	/s/ James L. Dawson	By:	/s/ Shane Robison
	James L. Dawson	Name: Shane Robison
Address for Notice:		Title: Chief Executive Officer

EXHIBIT 1

SERVICES AND COMPENSATION

1. Services. During the Term, Advisor shall report to the Company’s Chief Executive Officer and provide such services as may be reasonably requested of him by the Company’s Chief Executive Officer.

2. Compensation.

(a) Each award of stock options and restricted stock units that is outstanding as of the Resignation Date (as defined in the Separation Agreement) (each, an “Equity Award”) and unvested as shown on Exhibit A of the Separation Agreement will continue to vest in accordance with the vesting schedule applicable to such Equity Award, subject to Advisor continuing to provide the Services to the Company through each such date. If the Company undergoes a Change of Control (as defined in the Involuntary Termination Severance Agreement, effective August 11, 2010, by and between Employee and the Company), then Advisor will vest in (and with respect to any stock options have the right to exercise the number of shares subject to) each outstanding Equity Award that would have vested through the eighteen (18) month anniversary of his Resignation Date (as defined in the Separation Agreement), subject to the execution (and non-revocation) of the Supplemental Release (as defined in the Separation Agreement).

(b) The Company will reimburse Advisor, in accordance with Company policy, for all reasonable expenses incurred by Advisor in performing the Services pursuant to this Agreement, if Advisor receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

This Exhibit 1 is accepted and agreed upon as of Novemer 1, 2013.

ADVISOR		FUSION-IO, INC.

By:	/s/ James L. Dawson	By:	/s/ Shane Robison
	James L. Dawson	Name: Shane Robison
Title: Chief Executive Officer

EXHIBIT C

SUPPLEMENTAL RELEASE AGREEMENT

THIS SUPPLEMENTAL RELASE AGREEMENT (this “Supplemental Release”) is made in consideration for the mutual promises and consideration provided both herein and in the Separation Agreement and Release executed on October 23, 2013 (the “Agreement”) between James L. Dawson (“Advisor”) and Fusion-io, Inc. (the “Company”) (collectively the “Parties”). The Parties hereby extend by this Supplemental to any and all claims that may have arisen between the Effective Date of the Agreement and Advisor’s dated signature during which Advisor was providing services to the Company pursuant to the Advisory Agreement executed on                      , 2013 (the “Advisory Agreement”).

1. Consideration. If the Supplemental Release is executed and not revoked following the expiration of the Advisory Term, then Advisor shall be permitted to retain the portion of the Equity Awards (as defined in the Advisory Agreement) that vested during the Advisory Term.

2. Supplemental Release. The undersigned Parties expressly acknowledge and agree that the terms of the Agreement shall apply equally to this Supplemental Release and are incorporated herein. Advisor agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Advisor by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) Advisor, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Advisor may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Advisor signs this Supplemental Release, including but not limited to any and all claims relating to or arising from the Services (as defined in the Advisory Agreement) and the termination of Advisor’s role as Advisor.

3. Acknowledgment of Waiver of Claims under ADEA. Advisor acknowledges that Advisor is waiving and releasing any rights Advisor may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Advisor agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Supplemental Release. Advisor acknowledges that the consideration given for this waiver and release Supplemental Release is in addition to anything of value to which Advisor was already entitled. Advisor further acknowledges that Advisor has been advised by this writing that (a) he should consult with an attorney prior to executing this Supplemental Release; (b) Advisor has at least 21 days within which to consider this Supplemental Release; (c) Advisor has 7 days following the execution of this Supplemental Release by the parties to revoke the Supplemental Release; (d) this Supplemental Release shall not be effective until the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Advisor from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Advisor signs this Supplemental Release and delivers it to the Company in less than the 21-day period identified above, Advisor hereby acknowledges that Advisor has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Advisor acknowledges and understands that revocation must be accomplished by a written notification to the Chief Legal Officer of the Company that is received prior to the Effective Date.

4. California Civil Code Section 1542; Release of Unknown Claims. Advisor hereby acknowledges and agrees that Advisor has been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542 (“Section 1542”), a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In agreeing to provide a general release of any and all claims, including claims that may exist in Advisor’s favor that are currently unknown or unsuspected by Advisor, Advisor hereby expressly waives any rights Advisor may have pursuant to Section 1542, as well as under any other statute or common law principles of similar effect.

5. Voluntary Execution of Supplemental Release. Advisor understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Advisor acknowledges that: (a) he has read this Supplemental Release; (b) he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Supplemental Release and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Supplemental Release.

6. Effective Date. Each Party has seven (7) days after that Party signs this Supplemental Release to revoke it. This Supplemental Release will become effective on the eighth (8th) day after Advisor signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

COMPANY	FUSION-IO, INC.

By:

Name:

Title:

Dated:

ADVISOR	James L. Dawson, an individual

(Signature)

Dated:

[SIGNATURE PAGE TO SUPPLEMENTAL RELEASE AGREEMENT]